Exhibit 23.2

[LETTERHEAD OF MUNGER, TOLLES & OLSON LLP]

We hereby consent to the use of our opinion letters filed as Exhibit 5.1 and Exhibit 8.1, respectively, to this Registration Statement and to the reference to our name in this Registration Statement and the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/    MUNGER, TOLLES & OLSON LLP

Los Angeles, California
November 14, 2002